Exhibit 4.11

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of April 26, 2004 (the “Effective Date”), by and between Entrada Networks, Inc., a Delaware corporation, with its principal offices at 12 Morgan, Irvine, California 92618 (the “Company”), and Trilogy Investment Fund I, LLC, a California limited liability company (“Trilogy”), with its principal offices at 15821 Ventura Boulevard, Suite 490, Encino, CA 91436 ( “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser hereby agree as follows:

SECTION 1.   Prior Stock Purchase Agreement. The Company and the Purchaser hereby acknowledge and agree that this Agreement supersedes and replaces in full all agreements and understandings between the Company and the Purchaser related to the transactions contemplated hereunder, including, without limitation, that certain Stock Purchase Agreement between the Company, Purchaser and SBI Brightline IV, LLC, dated as of November 25, 2003 (the “Prior Agreement”), and the Company and the Purchaser hereby agree to terminate all such agreements and understandings, including, without limitation, the Prior Agreement, in all respects.

SECTION 2.   Sale of Shares

2.1   Sale of Shares in Tranches. Subject to the terms and conditions of this Agreement, the Company may issue and sell to the Purchaser and the Purchaser shall purchase from the Company up to a total of 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in four separate tranches (each, a “Tranche”), each for the number of Shares (the “Tranche Shares”) and at the per share purchase price (the “Tranche Purchase Price”) set forth on Schedule A attached hereto (the “Tranche Schedule”). The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of common stock to cover the Shares which may be issued pursuant to the terms of this Agreement.

2.2   Company’s Election to Sell Tranche Shares. The Company shall sell the Tranche Shares of the First Tranche (as defined in the Tranche Schedule) to the Purchaser within five (5) days of the date on which the Registration Statement (as defined in Section 7.1(a) below) of the Company covering the resale of the Shares is declared effective under the Securities Act of 1933, as amended (the “Securities Act”). Thereafter, the Company may, in its sole discretion, elect to sell the Tranche Shares of any of the other Tranches, or the Tranche Shares of any two or more of the other Tranches, to the Purchaser at any time; provided, however that (a) the Company must elect to sell the Tranche Shares in the order that the Tranches are listed on the Tranche Schedule, (b) the Company must elect to sell all or a portion of the Tranche Shares included in a Tranche, and (c) the beneficial ownership of the Purchaser shall not exceed four and nine-tenths percent (4.9%) of the outstanding Common Stock of the Company after giving effect to the Purchaser’s purchase of the Tranche Shares in question. To effect its election to sell the Tranche Shares of any Tranche, the Company shall give written notice thereof to the Purchaser (the “Election Notice”). The Election Notice shall specify the Tranche or Tranches with respect to which the election is being made and the Business Day (as defined below) on which the closing of the sale and purchase of the applicable Tranche Shares will occur; provided, however, that in no event shall the closing be earlier than five (5) days after the date on which the Company delivers the Election Notice to the Purchaser. The Election Notice shall be irrevocable except as provided in Section 3.4 below. For purposes of this Agreement, “Business Day” shall mean any day which is not (i) a Saturday or Sunday or (ii) a day on which banking institutions are generally authorized or obligated to close in the City of Los Angeles, California.

SECTION 3.   Closing of the Purchase of the Shares.

3.1   Date, Time and Place of Closings. Subject to the satisfaction or waiver of the conditions precedent set forth in Sections 3.2 and 3.3, the closing of the sale and purchase of the Tranche Shares of the First Tranche shall occur within five (5) days of the date on which the Registration Statement of the Company covering the resale of the Shares is declared effective under the Securities Act (the “Closing” or the “Closing Date”). Thereafter, and subject to the satisfaction or waiver of the conditions precedent set forth in Sections 3.2 and 3.3, the Closing of the sale and purchase of any Tranche Shares subject to any of the other Tranches shall occur at 10:00 a.m. on the date specified in the applicable Election Notice unless the Company and the Purchaser mutually agree upon a different time or date with respect to such Closing. Unless otherwise agreed by the Company and the Purchaser, each Closing shall occur at the offices of Snell & Wilmer llp, 15 West South Temple, Suite 1200, Salt Lake City, Utah 84101.

3.2   Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase Tranche Shares at each Closing shall be subject to the satisfaction of the following conditions, or the waiver of such conditions by the Purchaser, at or prior to the applicable Closing Date:

(a)   the representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct with the same force and effect as though expressly made on and as of such Closing Date, except for representations or warranties expressly stated to be made as of a particular date, which representations and warranties shall be true and correct as of such date;

(b)   the Company shall have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

(c)   the Company shall have delivered to the Purchaser (i) a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated as of such Closing Date, to the effect that the conditions in clauses (a), (b), (f), (h) and (i) have been satisfied, (ii) a certified copy of the resolutions of the Company’s Board of Directors (the “Board”) authorizing the execution and performance of this Agreement, (iii) a certified copy of the Company’s bylaws and (iv) a certified copy of the Company’s certificate of incorporation;

(d)   the Registration Statement (as defined below) shall have been declared effective and shall not have been withdrawn, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for the suspension of the effectiveness of the Registration Statement shall have been instituted or threatened by the Securities and Exchange Commission (the “Commission”);

(e)   Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP, counsel to the Company, shall have delivered its legal opinion to the Purchaser that:
(i)   the Company and each of the Subsidiaries (as defined below) are duly incorporated, validly existing and in good standing;

(ii)   the Company and each of the Subsidiaries are qualified to do business in each jurisdiction in which such qualification is necessary;

(iii)   the Company and each of the Subsidiaries has all requisite corporate power and authority to own or lease its assets and other properties and to conduct its business as is currently conducted;

(iv)   the Company has all requisite corporate power and authority to execute and deliver the Agreement, to sell and issue the applicable Tranche Shares and to otherwise carry out and perform its obligations under the Agreement;

(iv)   the Agreement has been duly and validly authorized, executed and delivered by the Company and that the Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(v)   the offer and sale of the applicable Tranche Shares is in compliance with the Securities Act and all rules and regulations promulgated thereunder and all state securities laws, regulations and requirements;

(vi)   all corporate actions necessary on the part of the Company and its directors and stockholders for the execution and delivery of the Agreement and the performance of the Company’s obligations thereunder and the sale and issuance of the applicable Tranche Shares has been taken;
(vii)   the applicable Tranche Shares, when issued and paid for as provided in the Agreement, will be validly issued, fully paid and nonassessable;

(viii)   the Company is not in violation of any term of its certificate of incorporation, as amended, or the bylaws, as amended;

(ix)   the execution, delivery and performance of the Agreement and the sale and issuance of the applicable Tranche Shares will not result in any violation or constitute a default under the certificate of incorporation, as amended, or the bylaws, as amended, of the Company, the provision of any judgment, writ, decree or order applicable to, or binding upon, the Company or any of the Subsidiaries or any contract listed in the SEC Documents (as defined below);

(x)   to the best of our knowledge, there are no actions, proceedings or investigations pending or threatened against the Company or any of the Subsidiaries before any court or governmental authority that questions the validity of the Agreement or that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect (as defined below) on the Company or any Subsidiary;

(xi)   except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the applicable Tranche Shares, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required for the execution and delivery of the Agreement and the sale and issuance of such Tranche Shares; and

(xii)   the Registration Statement shall have been declared effective and shall not have been withdrawn, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and to the best knowledge of such counsel no proceedings for the suspension of the effectiveness of the Registration Statement shall have been instituted or threatened by the Commission; and
(f)   between the Effective Date and the applicable Closing Date, there shall not have occurred any material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, prospects, assets or liabilities (a “Material Adverse Effect”) on the Company or any Subsidiary;

(g)   The Company shall have received state securities law or “blue sky” clearance for the sale of the Shares in states specified in writing by the Purchaser, other than states in which such clearance shall have required the Company to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(h)   A Blackout Period shall not be in effect at either the date of the Tranche Election Notice or the Tranche Closing Date;

(i)   Each director, executive officer and 5% shareholder of the Company shall have entered into an agreement, in form and substance satisfactory to the Purchaser, to the effect that without the consent of the Purchaser, which consent may be withheld for any reason, such Person will not sell publicly any shares of the Common Stock until the earlier of: (i) ten Business Days following the date Purchaser has advised them that it has publicly sold all the Shares and (ii) six months following the fourth Tranche Closing (the “Lock-Up Agreements”); and

(j)   the beneficial ownership of the Purchaser shall not exceed four and nine-tenths percent (4.9%) of the outstanding Common Stock of the Company after giving effect to the Purchaser’s purchase of the Tranche Shares in question.

3.3   Conditions to the Obligations of the Company. The obligation of the Company to sell Tranche Shares at each Closing shall be subject to the satisfaction of the following conditions, or the waiver of such conditions by the Company, at or prior to the applicable Closing Date:

(a)   the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct with the same force and effect as though expressly made on and as of such Closing Date, except for representations or warranties made as of a particular date which representations and warranties shall be true and correct as of such date;

(b)   the Purchaser shall have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

(c)   the Purchaser shall have delivered to the Company a certificate executed by a duly authorized officer of the Purchaser, dated as of such Closing Date, to the effect that the conditions in clauses (a) and (b) have been satisfied; and

(d)   no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for the suspension of the effectiveness of the Registration Statement shall have been instituted or threatened by the Commission.

3.4   Deliverables

(a)   At each Closing:

(i)   each of the Company and the Purchaser shall deliver to the other, as applicable, any documents required to be delivered by Sections 3.2 or 3.3 which have not been delivered prior to such Closing;

(ii)   the Purchaser shall deliver to the Company an acknowledgment of the applicable Tranche Purchase Price and, in such acknowledgment, state the date, not to exceed five (5) Business Days following such Closing, on or prior to which the Tranche Purchase Price will be delivered by the Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company at or prior to such Closing; and

(iii)    the Company shall deliver to the Purchaser a stock certificate representing the Tranche Shares being purchased by the Purchaser or shall cause the Tranche Shares being purchased to be electronically transferred to the Purchaser.

(b)   The payment of the Tranche Purchase Price pursuant to subsection (a) above shall be deemed to have been delivered at the Closing for the purposes hereof.

(c)   If a Closing does not occur on a proposed Tranche Closing Date because the conditions specified in Section 3.3 to be fulfilled by the Purchaser were not satisfied at the time of the applicable proposed Tranche Closing Date, the Election Notice with respect to the Tranche or Tranches proposed to be sold on such proposed Tranche Closing Date shall automatically be revoked; provided, however, such revocation shall not impair the right of the Company to give another Election Notice with respect to the Tranche or Tranches covered by the revoked Election Notice or to compel the Purchaser to purchase any Tranche Shares included in such Tranche or Tranches on a subsequent Tranche Closing Date on which the conditions specified in such paragraphs are satisfied.

(d)   If a Closing does not occur on a proposed Tranche Closing Date because the conditions specified in Section 3.2 to be fulfilled by the Company were not satisfied at the time of the applicable proposed Tranche Closing Date, the Election Notice with respect to any Tranche or Tranches proposed to be sold on such proposed Tranche Closing Date shall automatically be revoked and the Purchaser’s obligations under Section 2 (for such Tranche and subsequent Tranches) shall terminate.

SECTION 4.   Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, except as set forth on the Schedule of Exceptions attached hereto as Exhibit A (the “Schedule of Exceptions”), as follows:

4.1   Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect on the Company.

4.2   Subsidiaries. As of the date hereof, the Company has three wholly-owned subsidiaries: Torrey Pines Networks, Inc., a Delaware corporation (“Torrey Pines”), Rixon Networks, Inc., a Delaware corporation (“Rixon”) and Sync Research, Inc., a Delaware corporation (“Sync,” and together with Torrey Pines and Rixon, the “Subsidiaries” or, individually, a “Subsidiary”). Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each of the Subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect on the Company or any Subsidiary. Except for its investments in the Subsidiaries, neither the Company nor any Subsidiary has any direct or indirect investment in the securities of any other corporation, partnership, limited liability company or other entity.

4.3   Authorized and Outstanding Capital Stock.

(a)   Company. The Company has authorized the issuance of 50,000,000 shares of common stock, of which 14,500,720 shares are issued and outstanding as of the date of this Agreement. All shares of common stock have been duly authorized, have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances. The Company’s 2000 Stock Incentive Plan (the “Plan”) provides for the granting of options to the Company’s employees, directors, consultants and advisors, to purchase an aggregate of up to 5,741,911 shares of common stock, of which as of the date of this Agreement, options to purchase an aggregate of 2,837,708 shares of common stock were outstanding, 1,944,499 have been exercised and 959,704 are available for grant. All shares of common stock subject to issuance pursuant to the Plan, upon issuance, will be duly authorized, validly issued, fully paid and nonassessable. The Company has issued to Silicon Valley Bank five-year warrants to purchase an aggregate of 75,757 shares of common stock at a per share exercise price of $3.30. Except for the shares of common stock and options described in this Section 4.3(a), there are no authorized or outstanding class or series of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase any capital stock of the Company or any equity or debt securities convertible into or exchangeable or exercisable for capital stock of the Company (collectively, “Stock Equivalents”).

(b)   Torrey Pines. Torrey Pines has authorized the issuance of 50,000,000 shares of common stock, of which 10,000,000 shares are issued and outstanding as of the date of this Agreement, all of which have been issued to and are held by the Company. All shares of common stock have been duly authorized, have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase any capital stock of Torrey Pines or any equity or debt securities convertible into or exchangeable or exercisable for capital stock of Torrey Pines.

(c)   Rixon. Rixon has authorized the issuance of 50,000 shares of common stock, of which 1,000 shares are issued and outstanding as of the date of this Agreement, all of which have been issued to and are held by the Company. All shares of common stock have been duly authorized, have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase any capital stock of Rixon or any equity or debt securities convertible into or exchangeable or exercisable for capital stock of Rixon.

(d)   Sync. Sync has authorized the issuance of 50,000,000 shares of common stock, of which 1,000 shares are issued and outstanding as of the date of this Agreement, all of which have been issued to and are held by the Company. All shares of common stock have been duly authorized, have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase any capital stock of Sync or any equity or debt securities convertible into or exchangeable or exercisable for capital stock of Sync.

4.4   Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No further approval or authority of the stockholders or the Board will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein

4.5   Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to carry on its business as presently conducted and enter into this Agreement and to perform the transactions contemplated hereby. Each of the Subsidiaries has full legal right, corporate power and authority to carry on its business as presently conducted. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties. No consent, approval, authorization or other order of or registration, qualification, designation, declaration or filing with any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. Assuming the valid execution hereof by the Purchaser, this Agreement will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.

4.6   No Actions. There is no legal or governmental action, suit, arbitration, investigation or proceeding (each, an “Action”) pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is or may be a party (a) which seeks to prevent or restrain the transactions contemplated by this Agreement or to recover damages as a result of the consummation of such transactions or (b) which is reasonably likely to have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary is subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action by the Company or any Subsidiary is currently pending, nor does the Company or any Subsidiary intend to initiate any Action, that is reasonably likely to have a Material Adverse Effect on the Company.

4.7   Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.8   Conflicting Registration Rights. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file the Registration Statement) to request or require the Company to register the sale of any shares owned by such stockholder under the Securities Act on the Registration Statement.

4.9   Brokers. There is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

4.10   Books and Records. The books, records and accounts of the Company and each Subsidiary accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and each Subsidiary, respectively, all to the extent required by generally accepted accounting principles. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.11   SEC Documents.

(a)   Reports. The Company has furnished to the Purchaser prior to the date hereof copies of its annual report on Form 10-K for the fiscal year ended January 31, 2003 (the “Form 10-K”), its quarterly reports on Form 10-Q for the fiscal quarters ended on or prior to October 31, 2003 (each, a “Form 10-Q”), all amendments to the Form 10-K and Form 10-Qs, and all other registration statements, reports and proxy statements filed by the Company with the Commission on or after October 31, 2003 (the Form 10-K, the Form 10-Qs and such registration statements, reports, proxy statements and amendments thereto, the “Existing SEC Documents”). Each of the Existing SEC Documents, as of the date thereof (or if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not, and each of the documents filed by the Company with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) after the date hereof and prior to the applicable Closing Date (collectively, with the Existing SEC Documents, the “SEC Documents”) will not, as of the date thereof (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor any Subsidiary is a party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit with the Commission that was not so filed.

(b)   Financial Statements. The Company has provided the Purchaser with copies of its audited financial statements (the “Audited Financial Statements”) for the fiscal year ended January 31, 2004 (the “Balance Sheet Date”). Since the Balance Sheet Date, the Company has duly filed with the Commission all documents required to be filed by it under the Exchange Act and the Securities Act. The audited and unaudited consolidated financial statements of the Company included in the SEC Documents fairly present, or will fairly present, in conformity with generally accepted accounting principles (“GAAP”) (except as otherwise permitted by Form 10-Q) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of unaudited interim financial statements).

4.12   Absence of Certain Changes. Since January 31, 2003, the business and operations of the Company and the Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

(a)   any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company or any Subsidiary with respect to any shares of its capital stock or any repurchase, redemption or other acquisition by the Company or such Subsidiary of any outstanding shares of the Company’s or such Subsidiary’s capital stock;

(b)   any damage, destruction or loss, whether or not covered by insurance, except for such occurrences that have not resulted, and are not expect to result, in a Material Adverse Effect on the Company or any Subsidiary;

(c)   any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it, except for such waivers that have not resulted, and are not expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company or any Subsidiary;

(d)   any material change or amendment to, or any waiver of any material rights under a material contract or other arrangement, including, without limitation, any supply or service contract, or the termination of any such contract or arrangement, to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of the Company’s or such Subsidiary’s assets or properties is bound or subject, except for changes, amendments or waivers that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company or any Subsidiary;

(e)   any change by the Company or any Subsidiary in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP; or

(f)   any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company or any Subsidiary.

4.13   Invention Assignment and Confidentiality Agreement. Each employee and consultant or independent contractor of the Company or a Subsidiary, and each former employee and consultant or independent contractor of the Company and a Subsidiary has entered into and executed an invention assignment and confidentiality agreement in customary form or an employment or consulting agreement containing substantially similar terms.

4.14   Intellectual Property

(a)   Ownership or Right to Use. The Company has sole title to and owns, or is licensed or otherwise possesses legally enforceable right to use, all patents or patent applications, software, know-how, registered or unregistered trademarks and service marks and any applications therefor, registered or unregistered copyrights, trade names, and any applications therefor, trade secrets or other confidential or proprietary information (the “Intellectual Property”) necessary to enable the Company and each Subsidiary to carry on its business as currently conducted, except where any deficiency, or group of deficiencies, therein would not have a Material Adverse Effect on the Company or any Subsidiary. The Company covenants that it will and that it will cause each Subsidiary to, where the Company in the exercise of reasonable judgment deems it appropriate, use reasonable business efforts to seek copyright and patent registration, and other appropriate intellectual property protection, for the Intellectual Property of the Company and such Subsidiary.

(b)   Licenses; Other Agreements. Neither the Company nor any Subsidiary is subject to any exclusive license (whether such exclusivity is temporary or permanent) to any material portion of the Intellectual Property of the Company or any Subsidiary. There are not outstanding any licenses or agreements of any kind relating to the Intellectual Property of the Company or any Subsidiary. Neither the Company nor any Subsidiary is obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property, except as it may be so obligated in the ordinary course of its business, as disclosed in the SEC Documents or where the aggregate amount of such payments could not reasonably be expected to be material.

(c)   No Infringement. Neither the Company nor any Subsidiary has violated or infringed, nor is currently violating or infringing, and neither the Company nor any Subsidiary has received any communication alleging that it has violated or infringed, any Intellectual Property of any other individual or entity, to the extent that any such violation or infringement, either individually or together with all other such violations and infringements, would have a Material Adverse Effect on the Company or any Subsidiary.

(d)   Employees and Consultants. No employee of or consultant to the Company or any Subsidiary is in default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property of the Company or any Subsidiary or any non-competition arrangement, other contract or restrictive covenant relating to the Intellectual Property of the Company or any Subsidiary, where such default, together with all other such defaults, would have a Material Adverse Effect on the Company or any Subsidiary. The Intellectual Property of the Company and each Subsidiary (other than the Intellectual Property duly acquired or licensed from third parties) was developed entirely by the employees of or consultants to the Company or such Subsidiary during the time they were employed or retained by it, and at no time during conception or reduction to practice of such Intellectual Property of the Company or any Subsidiary were any such employees or consultants operating under any grant from a governmental authority or subject to any employment agreement or invention assignment or non-disclosure agreement or any other obligation with a third party that would materially and adversely affect the Company’s and each Subsidiary’s rights in the Intellectual Property of the Company or any Subsidiary. Such Intellectual Property of the Company or Subsidiary does not include any invention or other intellectual property of such employees or consultants made prior to the time such employees or consultants were employed or retained by the Company or any Subsidiary nor any intellectual property of any previous employer of such employees or consultants nor the intellectual property of any other individual or entity.

4.15   Title to Property and Assets. The material properties and assets of the Company and each Subsidiary are owned by the Company and such Subsidiary free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of business and do not affect such properties and assets of the Company and the Subsidiaries taken as a whole; provided, however, that the Company’s credit facility with Silicon Valley Bank as well as the Promissory Note relating to $500,000 in debt financing are collateralized by the Company’s accounts receivable, inventory and equipment. With respect to leased property and assets, the Company and each Subsidiary is in compliance with such leases in all material respects.

4.16   Tax Matters. The Company and each Subsidiary has filed all material tax returns required to be filed, which returns are true, complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of such taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest that were payable pursuant to such returns or any assessments with respect thereto.

4.17   Environmental Matters. During the period that the Company and each Subsidiary has owned or leased its properties and facilities, (a) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities which, either individually or in the aggregate, would have a Material Adverse Effect on the Company or any Subsidiary and (b) neither the Company, any Subsidiary nor any other individual or entity has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials, where such use, generation, manufacture or storage, either individually or in the aggregate, would have a Material Adverse Effect on the Company or any Subsidiary. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company or such Subsidiary having taken possession of any of such properties or facilities and which, either individually or in the aggregate, would have a Material Adverse Effect on the Company or any Subsidiary. For purposes of this Agreement, “disposal,” “release,” and “threatened release,” shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended (“CERCLA”). For purposes of this Agreement, “Hazardous Materials” means any hazardous or toxic substance, material or waste which is regulated under, or defined as a “hazardous substance,” pollutant,” contaminant,” toxic chemical,” hazardous material,” toxic substance” or “hazardous chemical” under (i) CERCLA, (ii) the Emergency Planning and Community Right-to-Know Act, 42. U.S.C. Section 11001 et seq., (iii) the Hazardous Material Transportation Act, 49 U.S.C. Section 1801, et seq., (iv) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq., (vi) regulations promulgated under any of the above statutes or (vii) any applicable state or local statue, ordinance, rule or regulation that has a scope or purpose similar to those statues identified above.

4.18   Full Disclosure. The information contained in this Agreement, the Schedule of Exceptions and the SEC Documents with respect to the business, operations, assets, results of operations and financial condition of the Company and the Subsidiaries, and the transactions contemplated by this Agreement are true and complete in all material respects and do not omit to state any material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.19   Sole Representations and Warranties. Except for the representations and warranties contained in this Section 4, the Company makes no representation or warranty to the Purchaser, express or implied, in connection with the transactions contemplated by this Agreement.

SECTION 5.   Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to the Company as follows:

5.1   Organization and Qualification. The Purchaser is a company duly organized, validly existing and in good standing under the laws of California.

5.2   Due Execution, Delivery and Performance of the Agreements. The Purchaser has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Purchaser pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby. Assuming the valid execution hereof by the Company, this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.3 hereof may be legally unenforceable.

5.3   No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Purchaser’s knowledge, threatened to which the Purchaser is or may be a party which seeks to prevent or restrain the transactions contemplated by this Agreement or to recover damages as a result of the consummation of such transactions. The Purchaser has not been and is not currently the subject of an investigation or inquiry by the Commission, the National Association of Securities Dealers, or any state securities commission.

5.4   Nature of Purchaser. The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company. The Purchaser is able to bear the economic risk of loss of the Purchaser’s entire investment in the Shares.

5.5   Review of Information. The Purchaser has received and reviewed, and has been given the opportunity to ask questions of the Company with respect to the Existing SEC Documents.

5.6   Acknowledgement of Risks. The Purchaser hereby acknowledges that its investment in the Shares is subject to certain risks and uncertainties, including those risks and uncertainties set forth under “Risk Factors” in the Company’s Form 10-K and Form 10-Q for the three (3) months ended October 31, 2003.

5.7   Sole Representations and Warranties. Except for the representations and warranties contained in this Section 5, the Purchaser makes no representation or warranty to the Company, express or implied, in connection with the transactions contemplated by this Agreement.

SECTION 6.   Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor. No representation or warranty made by a party shall be limited or modified by knowledge (actual, constructive or imputed) of the other party as a result of its due diligence investigation or otherwise. A party may not invoke the other party’s knowledge (actual, constructive or imputed) of facts which might make a representation untrue, inaccurate, incomplete or misleading as a defense to a claim for breach or failure of a condition.

SECTION 7.   Registration of the Shares; Compliance with the Securities Act.

7.1   Registration Procedures and Expenses.

(a)   As soon as practicable, but in any event no later thirty (30) following the Effective Date, the Company shall prepare and file with the Commission a registration statement on Form SB-2 or other applicable form as determined by the Company (the “Registration Statement”) for the purpose of registering the sale of the Shares by the Purchaser from time to time on the facilities of any securities exchange or trading system on which the common stock of the Company is then traded or in privately-negotiated transactions, which Registration Statement shall contain all material non-public information disclosed to the Purchaser by the Company in connection with the issuance and sale of the Shares. For purposes of this Section 7.1, the term “Shares” shall include any other securities of the Company issued in exchange for the Shares, as a dividend on the Shares or in connection with a stock split or other reorganization transaction affecting the Shares. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective within ninety (90) days of the Effective Date (the “Registration Effective Date”).

(b)   The Company shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until the earliest date, after the date on which all of the Shares have been purchased pursuant to this Agreement on which (i) all the Shares have been disposed of pursuant to the Registration Statement, (ii) all of the Shares then held by the Purchaser may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or (iii) the Company has determined that all Shares then held by the Purchaser may be sold without restriction under the Securities Act and has removed any stop transfer instructions relating to such Shares and offered to cause to be removed any restrictive legends on the certificates, if any representing such Shares (the period between the Registration Effective Date and the earliest of such dates is referred to herein as the “Registration Period”). At any time after the end of the Registration Period, the Company may withdraw the Registration Statement and its obligations under this Section 7 (other than its obligations under Section 7.3) shall automatically terminate.

(c)   The Company shall take all lawful action such that the Registration Statement, any amendment thereto and the prospectus forming a part thereof does not, on the Registration Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Upon becoming aware of the occurrence of any event or the discovery of any facts during the Registration Period that make any statement of a material fact made in the Registration Statement or the related prospectus untrue in any material respect or which material fact is omitted from the Registration Statement or related prospectus that requires the making of any changes in the Registration Statement or related prospectus so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (taking into account any prior amendments or supplements), the Company shall promptly notify the Purchaser, and, subject to the provisions of paragraph (d), as soon as reasonably practicable prepare (but, subject to paragraph (d), in no event more than five (5) business days in the case of a supplement or seven (7) business days in the case of a post-effective amendment) and file with the Commission a supplement or post-effective amendment to the Registration Statement or the related prospectus or file any other required document so that, as thereafter delivered to the Purchaser of Shares from the Purchaser, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)   The Company shall not be obligated to file a post-effective amendment or supplement to the Registration Statement or the prospectus constituting a part thereof during the continuance of a Blackout Event; provided, however, that no Blackout Event may be deemed to exist for more than 60 days. A “Blackout Event” means any of the following: (a) the possession by the Company of material information that is not ripe for disclosure in a registration statement or prospectus, as determined reasonably and in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement or the prospectus constituting a part thereof would be materially detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the reasonable and good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be materially adversely affected by disclosure in a registration statement or prospectus at such time. Without the express written consent of the Purchaser, if required to permit the continued sale of Shares by the Purchaser, a post-effective amendment or supplement to Registration Statement or the prospectus constituting a part thereof must be filed no later than the 61st day following commencement of a Blackout Event.

(e)   At least five (5) Business Days prior to the filing with the Commission of the Registration Statement (or any amendment thereto) or the prospectus forming a part thereof (or any supplement thereto), the Company shall provide draft copies thereof to the Purchaser and shall consider incorporating into such documents such comments as the Purchaser (and its counsel) may propose to be incorporated therein. Notwithstanding the foregoing, no prospectus supplement, the form of which has previously been provided to the Purchaser, need be delivered in draft form to the Purchaser.

(f)   The Company shall promptly notify the Purchaser upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof: (i) the receipt of any request for additional information from the Commission or any other federal or state governmental authority during the Registration Period, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iii) the receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)   The Company shall furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser pursuant to the Registration Statement.

(h)   The Company shall file or cause to be filed such documents as are required to be filed by the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(i)   With a view to making available to the Purchaser the benefits of Rule 144, the Company agrees, throughout the Registration Period and so long as either Purchaser owns Shares purchased pursuant to this Agreement, to:

   (i)   comply with the provisions of paragraph (c)(1) of Rule 144; and

   (ii)   file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of a Purchaser, make available other information as required by, and so long as necessary to permit sales of its Shares pursuant to, Rule 144.

(j)   The Company shall bear all expenses incurred by it and the Purchaser (other than underwriting discounts, brokerage fees and commissions) in connection with the procedures in paragraphs (a) through (i) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement.

7.2   Covenants of the Purchaser.

(a)   If at any time or from time to time after the Registration Effective Date, the Company notifies the Purchaser in writing that the Registration Statement or the prospectus forming a part thereof (taking into account any prior amendments or supplements thereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Purchaser shall not offer or sell any Shares or engage in any other transaction involving or relating to the Shares, from the time of the giving of notice with respect to such untrue statement or omission until the Purchaser receives written notice from the Company that such untrue statement or omission no longer exists or has been corrected or disclosed in an effective post-effective amendment to the Registration Statement or a valid prospectus supplement to the prospectus forming a part thereof.

(b)   In connection with the sale of any Shares pursuant to the Registration Statement, each Purchaser shall deliver to the purchaser thereof the prospectus forming a part of the Registration Statement and all relevant supplements thereto which have been provided by the Company to such Purchaser on or prior to the applicable delivery date, all in accordance with the requirements of the Securities Act and the rules and regulations promulgated thereunder and any applicable Blue Sky laws.

(c)   The Purchaser will cooperate with the Company in all respects in connection with the performance by the Company of its obligations under Section 7.1, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Purchaser, and any person who beneficially owns Shares held by a Purchaser within the meaning of Rule 13d-3 promulgated under the Exchange Act, and the proposed manner of sale of the Shares required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares. Each Purchaser hereby consents to be named as an underwriter in the Registration Statement, if applicable, in accordance with current Commission policy and, if necessary, to join in the request of the Company for the acceleration of the effectiveness of the Registration Statement.

7.3   Indemnification. For the purpose of this Agreement, the term “Purchaser’s Affiliate” shall mean each affiliate of the Purchaser and each officer, director, shareholder, representative and agent of the Purchaser and each such affiliate, and the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

(a)   The Company agrees to indemnify and hold harmless the Purchaser, each Affiliate of the Purchaser, and their officers and directors, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser, the Purchaser’s Affiliate or any of their officers or directors may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended as of the Registration Effective Date, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 promulgated under the Securities Act, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement as of the Registration Effective Date a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any post-effective amendment or supplement thereto, or in the Prospectus or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which the statements contained therein were made, or (iii) any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse each Purchaser, each the Purchaser’s Affiliate, and their officers or directors for any legal and other expenses which are reasonably incurred by the Purchaser, the Purchaser’s Affiliate or their officer or director in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by a Purchaser expressly for use therein, (2) the failure of a Purchaser to comply with the covenants and agreements contained in Section 7.2 hereof respecting the sale of the Shares, (3) the inaccuracy of any representations made by a Purchaser herein or (4) any statement or omission in any Prospectus that is corrected or disclosed in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by a Purchaser.

(b)   The Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure of the Purchaser to comply with the covenants and agreements contained in Section 7.2 hereof respecting the sale of the Shares, (ii) the inaccuracy of any representation made by the Purchaser herein, or (iii) any (1) untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or (2) omission or alleged omission to state in the Registration Statement, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto, or in the Prospectus or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which they were made; provided, that the Purchaser’s indemnification obligation under this clause (iii) shall apply only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

(c)   Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; provided, the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution (except as provided in paragraph (d)) or otherwise than under the indemnity agreement contained in this Section 7.3 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)   If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a) or (b) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein (subject to the limitation of paragraph (c) of this Section 7.3), then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of the Shares contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount the Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by the Purchaser from such sale. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or inaccuracy. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agrees that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.4   Information Available. So long as the Registration Statement is effective covering the resale of Shares then still owned by a Purchaser, the Company will furnish to the Purchaser as soon as practicable after available, one copy of its annual report to stockholders (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants) and, upon written request, each of the SEC Documents.

SECTION 8.   Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when received and shall be delivered as addressed as follows:

(a)   if to the Company, to:

       Entrada Networks, Inc.
12 Morgan
Irvine, California 92618
Phone: (949) 588-2070
Facsimile: (949) 470-1995
Attn: Kanwar J.S. Chadha, Ph.D., CEO

       with a copy to:

Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
P.O. Box 5600
Woodbridge, New Jersey 07059

Phone:   (732) 549-5600
Facsimile: (732) 549-1881
Attn: W. Raymond Felton

   or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)   if to Trilogy Investment Fund I, LLC, to:

       1406½ Kenter Avenue
       Los Angeles, CA 90049
       Phone: (800) 330-1860
       Facsimile: (509) 694-8692
       Attn: Alfonso J. Cervantes, Jr.

   with a copy to:

       Troy & Gould P.C.
           1801 Century Park East, Suite 1600

       Phone: (310) 789-1231
       Facsimile: (310) 789-1431
       Attn: Alan B. Spatz, Esq.

   or to such other person at such other place as the Purchaser shall designate to the Company in writing.

SECTION 9.   Assignment. None of the parties hereto may assign or delegate any of such party’s rights or obligations under or in connection with this Agreement, and any attempted assignment or delegation of such rights or obligations shall be void. Except as expressly provided in Section 7.3 with respect to the Purchaser’s Affiliates, directors and controlling persons of the Company and officers of the Company who signed the Registration Statement and with respect to Section 10, no person, including without limitation any person who purchases or otherwise acquires or receives any Shares from a Purchaser, is an intended third party beneficiary of this Agreement, and no party to this Agreement shall have any obligation arising under this Agreement to any person other than the other parties hereto and, to the extent expressly provided in Section 7.3, the Purchaser’s Affiliates, directors and controlling persons of the Company and officers of the Company who signed the Registration Statement.

SECTION 10.   No Liability. The obligations of the Purchaser under this Agreement are solely obligations of Purchaser and are not obligations of any member, director, manager, officer, employee or agent of Purchaser or any person or entity directly or indirectly controlling Purchaser. The Company acknowledges and understands that as of the date of this Agreement, neither Purchaser nor any subsidiary of Purchaser has sufficient assets to complete the purchase of the Shares.

SECTION 10.   Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

SECTION 11.   Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12.   Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflicts of law principles and the federal law of the United States of America.

SECTION 14.   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

SECTION 15.   Fees, Costs and Expenses. The Company shall reimburse the Purchaser for all reasonable fees, costs and expenses (including attorneys’ fees and expenses) incurred by the Purchaser in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and thereby (including with costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities).

SECTION 16.   Termination by Purchaser

16.1 The Purchaser may terminate its obligations under Section 2 of this Agreement by oral or written notice to the Company following the occurrence of one or more of the following:

  the Company shall default in any material respect in the performance of any covenant or agreement under this Agreement, which default shall continue for more than three business days following written notice thereof from the Purchaser;
  the representations and warranties of the Company set forth in Section 3 of this Agreement shall not be true and correct in all material respects as of the date of this Agreement, and on each day thereafter (as if each such date was a Tranche Closing Date), except for the representations and warranties made as of a particular date which representations and warranties need be true and correct only as of such date;
  the Company shall merge or consolidate with any Person, shall effect any reorganization, or shall sell or substantially all of its assets, or shall enter into any agreement contemplating the same;
  the Closing of the purchase and sale of the Tranche Shares shall not have been completed by July 31 2004;
  any director, officer or 5% shareholder shall sell breach the Lock-Up Agreement;
  except pursuant to Stock Equivalents outstanding on the date of this Agreement and disclosed in the Existing SEC Documents, the Company issues, or agrees to issue: (i) shares of Common Stock at a purchase price less than the highest of the Tranche Purchase Prices; (ii) shares of capital stock convertible into Common Stock; or (iii) Stock Equivalents with an exercise or conversion price less than the highest of the Tranche Purchase Prices;
  the Company declares or pays any dividend or distribution to its shareholders, or purchases or redeems any Common Stock; or
  the Company shall not retain prior to the Effective Date an investor relations firm satisfactory to the Purchaser in its sole and absolute discretion or shall not have continued to retain an investor relations firm satisfactory to the Purchaser in its sole and absolute discretion through the fourth Tranche Closing Date.
16.2 The termination by the Purchaser of its obligations under Section 2 of this Agreement shall not terminate any liability for any breach or default by any party in any representation, warranty, covenant or agreement occurring prior to the date of such termination. In addition, such termination shall not terminate any of the obligations or agreements of either party under Sections 7.1 and 7.3 of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

ENTRADA NETWORKS, INC.

By: /s/ Kanwar J.S. Chadha
Name: Kanwar J.S. Chadha, Ph.D.
Title: President and CEO

PURCHASER:

TRILOGY INVESTMENT FUND I, LLC

By: /s/ Alfonso J. Cervantes
Name: Alfonso J. Cervantes
Title: President

SCHEDULE A

TRANCHE SCHEDULE

Tranche	Number of Tranche Shares to be Purchased by Trilogy	Purchase Price

First Tranche	750,000	$150,000.00 ($0.20 per share)
Second Tranche	750,000	$150,000.00 ($0.20 per share)
Third Tranche	750,000	$206,250.00 ($0.275 per share)
Fourth Tranche	750,000	$206,250.00 ($0.275 per share)

TOTAL	3,000,000	$712,500.00

EXHIBIT A

SCHEDULE OF EXCEPTIONS
   NONE